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                                                                    Exhibit 99.2
                                                         [NEUBERGER BERMAN LOGO]

Neuberger Berman Inc.
605 Third Avenue
New York, NY 10158-3698
Tel 212.476.9000

FOR IMMEDIATE RELEASE

Contact:
Robert Matza
Executive Vice President
Chief Operating Officer
Neuberger Berman
(212) 476-9808


                     NEUBERGER BERMAN INC. DECLARES DIVIDEND
                             FOR SECOND QUARTER 2002

NEW YORK, NY, July 24, 2002 ... Neuberger Berman Inc. (NYSE: NEU) today announced that its Board of Directors has declared the Company's dividend for the second quarter of 2002, in the amount of $0.075 per share. The dividend will be payable on August 13, 2002 to stockholders of record at the close of business on August 1, 2002.

Neuberger Berman Inc. through its subsidiaries is an investment advisory company with $58.7 billion in assets under management, as of June 30, 2002. For 63 years, the firm has provided clients with a broad range of investment products, services and strategies. The Company engages in private asset management, wealth management services, tax planning and personal and institutional trust services, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at www.nb.com.

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Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or

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a decline in the Company's products' performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.